                                                                    EXHIBIT 99.1


                        MEADOWBROOK INSURANCE GROUP, INC.
                                  (NYSE - MIG)

CONTACT: KAREN M. SPAUN, SVP & CHIEF FINANCIAL OFFICER, (248) 204-8178
         HOLLY MOLTANE, DIRECTOR OF EXTERNAL FINANCIAL REPORTING, (248) 204-8590

                        MEADOWBROOK INSURANCE GROUP, INC.
           REPORTS SECOND QUARTER NET INCOME UP 17.4% TO $5.4 MILLION

                          - EARNINGS PER SHARE OF $0.18

                           - GAAP COMBINED RATIO 97.2%

            - 2006 YEAR TO DATE NET INCOME UP 32.2% TO $11.0 MILLION

                              SOUTHFIELD, MICHIGAN
                                 AUGUST 1, 2006

SECOND QUARTER OVERVIEW:

Meadowbrook Insurance Group, Inc. (NYSE: MIG) reported $5.4 million in net income, or $0.18 per diluted share, for the quarter ended June 30, 2006, up 17.4%, in comparison to net income of $4.6 million, or $0.16 per diluted share, for the same period in 2005.

YEAR-TO-DATE OVERVIEW:

Net income for the six months ended June 30, 2006, was $11.0 million, or $0.37 per diluted share. This is an increase of $2.7 million, or 32.2%, from net income of $8.3 million, or $0.28 per diluted share, for the comparable period in 2005.

YEAR-TO-DATE HIGHLIGHTS INCLUDED:

     - Year-to-date earnings per diluted share increased to $0.37, compared to $0.28 in 2005.

     -    Annualized return on beginning equity was 12.4%.

     -    Book value per share increased to $6.40.

     - Book value per share, excluding unrealized gains/losses, net of taxes, increased to $6.61.

     -    GAAP combined ratio improved to 96.7%.

Commenting on the results, Meadowbrook President and Chief Executive Officer Robert S. Cubbin stated: "Our results continue to reflect our commitment to disciplined underwriting. We are dedicated to increasing return on equity and remain focused on growing our margins within our profitable specialty insurance and fee-for-service programs. With our demonstrated ability to leverage fixed costs and our focus on process improvements, we remain optimistic that year over year results should continue to improve, even as our volume of gross written premium has temporarily flattened out."

PRESS RELEASE                                                             PAGE 2


SECOND QUARTER RESULTS:

As noted above, net income for the second quarter of 2006 was $5.4 million, or $0.18 per diluted share. This was an increase of 17.4%, compared to $4.6 million, or $0.16 per diluted share, in the second quarter of 2005.

Revenues:

Revenues increased $4.6 million, or 6.1%, to $80.6 million for the quarter ended June 30, 2006, from $76.0 million for the comparable period in 2005.

Net earned premium increased $1.1 million, or 1.8%, to $64.5 million for the quarter ended June 30, 2006, from $63.4 million for the comparable period in 2005.

Net commissions and fees increased $2.7 million, or 33.2%, to $10.7 million for the quarter. This increase was the result of an increase in fee-for-service revenue related to a Florida-based program implemented in 2005, a Nevada-based program implemented in January 2006, an increase in commission revenue from a retail agency acquisition in November 2005, and growth in existing programs. Commenting on the increase in net commissions and fees, Cubbin stated: "We are very pleased with the continued growth of our fee-based operations and remain optimistic that additional growth opportunities exist in this area."

Net investment income increased $903,000, or 20.2%, to $5.4 million for the quarter ended June 30, 2006, from $4.5 million for the comparable period in 2005. Average invested assets increased $59.5 million, or 14.5%, to $469.3 million for the quarter ended June 30, 2006. The increase in average invested assets reflects cash flows from improved underwriting activities and an incremental and anticipated increase in the duration of our reserves. The increase in average invested assets also reflects $19.4 million in net proceeds received in conjunction with the debentures issued in the third quarter of 2005. The average investment yield increased to 4.6% for June 30, 2006, compared to 4.4% in 2005. The current pre-tax book yield was 4.3%. The current after-tax book yield for the quarter ended June 30, 2006 was 3.3%, compared to 3.1% for the comparable period in 2005. This increase was primarily the result of the shift in our investment portfolio to tax-exempt investments. The duration of the investment portfolio was 3.8 years.

Expenses:

Incurred losses decreased $582,000, or 1.5%, to $37.1 million for the quarter ended June 30, 2006, from $37.7 million for the comparable period in 2005. The loss and loss adjustment expense ratio improved to 62.4%, from 64.4% in 2005.

Policy acquisition and other underwriting expenses increased $2.2 million, or 20.1%, to $13.2 million for the quarter ended June 30, 2006, from $11.0 million in 2005. The GAAP expense ratio was 34.8% for the quarter, compared to 32.7% in 2005. The increase in our expense ratio reflects an increase in gross external commissions because of changes in the mix of business and a change in estimated profit sharing commissions related to our excess reinsurance on a commercial transportation program. Offsetting these increases was a reduction in insurance related assessments, as well as the impact from our continued leveraging of fixed costs.

The GAAP combined ratio for the second quarter of 2006 was 97.2% compared to 97.1% in 2005.

PRESS RELEASE                                                             PAGE 3


Salaries and employee benefits for the quarter ended June 30, 2006 increased $198,000, or 1.5%, to $13.8 million, from $13.6 million in 2005.

Other administrative expenses increased $1.3 million, or 20.3%, to $7.3 million for the quarter ended June 30, 2006, from $6.0 million in 2005. This increase was the result of various increases in other general operating expenses, primarily related to the recent additions of our Florida-based retail agency and the expansion of our Nevada-based branch into fee-for-service business.

Interest expense increased $693,000, or 86.0%, to $1.5 million for the quarter, from $806,000 in 2005. This increase was primarily the result of the junior subordinated debentures issued in the third quarter of 2005, as well as an overall increase in the average interest rates on our debentures. The average interest rate, excluding the debentures, was approximately 6.3% for 2006, compared to 5.4% for 2005.

YEAR TO DATE RESULTS:

As noted above, net income for the six months ended June 30, 2006, was $11.0 million, or $0.37 per diluted share. This was an increase of 32.2% over 2005 net income of $8.3 million, or $0.28 per diluted share.

Revenues:

Revenues increased $9.4 million, or 6.2%, to $160.2 million for the six months ended June 30, 2006, compared to $150.8 million in 2005.

Net earned premium increased $3.5 million, or 2.8%, to $127.6 million for the six months ended June 30, 2006, from $124.1 million in 2005. This increase was primarily the result of selective growth consistent with our corporate underwriting guidelines and our controls over price adequacy, as well as the favorable impact from an increase in our retention levels on certain reinsurance treaties. Offsetting these increases was an overall decrease in audit related premiums in comparison to 2005.

Net commissions and fees increased $3.9 million, or 21.3%, to $22.0 million for the six months ended June 30, 2006, from $18.1 million in 2005. Gross commissions and fees, before consolidation, were $46.7 million, compared to $43.4 million in 2005. These increases were the result of an increase in fee-for-service revenue related to a Florida-based program implemented in 2005, a Nevada-based program implemented in January 2006, an increase in commission revenue from a retail agency acquisition in November 2005, and growth in existing programs.

Net investment income increased $2.0 million, or 23.9%, to $10.6 million for the six months ended June 30, 2006, from $8.6 million in 2005. Average invested assets increased $60.7 million, or 15.0%, to $465.5 million. The increase in average invested assets reflects cash flows from improved underwriting activities and an incremental and anticipated increase in the duration of our reserves. The increase in average invested assets also reflects $19.4 million in net proceeds received in conjunction with the debentures issued in the third quarter of 2005. The average investment yield increased to 4.6% for June 30, 2006, compared to 4.2% in 2005. The current pre-tax book yield was 4.3% and current after-tax book yield was 3.3%.

Expenses:

Incurred losses were $74.2 million for the six months ended June 30, 2006, down from $74.9 million in 2005. The loss and loss adjustment expense ratio improved
2.0 percentage points to 63.0%, from 65.0% in 2005.

PRESS RELEASE                                                             PAGE 4


Policy acquisition and other underwriting expenses increased to $24.6 million for the six months ended June 30, 2006, from $21.8 million in 2005. The GAAP expense ratio increased 0.5 percentage points to 33.7%, from 33.2% in 2005. The increase in the expense ratio reflects a slight increase in gross external commissions because of a change in the mix of business and accrued profit sharing commissions to our agent-partners, offset by a reduction in insurance related assessments and the impact from our continued leveraging of fixed costs.

The GAAP combined ratio improved 1.5 percentage points to 96.7% for the six months ended June 30, 2006, from 98.2% in 2005.

Salaries and employee benefits for the six months ended June 30, 2006 increased $961,000, or 3.7%, to $27.2 million, from $26.3 million in 2005. This increase primarily reflects merit pay increases for associates and an increase in variable compensation. Staffing levels for 2006 were slightly higher in comparison to 2005.

Other administrative expenses increased $1.4 million, or 10.1%, to $15.2 million, from $13.8 million for the comparable period in 2005. This increase was the result of various increases in general operating expenses, primarily as a result of the recent additions of our Florida-based retail agency and the expansion of our Nevada-based branch.

Interest expense increased $1.3 million to $2.9 million for the six months ended June 30, 2006, from $1.6 million in 2005. This increase was primarily the result of the junior subordinated debentures issued in the third quarter of 2005, as well as an overall increase in the average interest rates on our debentures. The average interest rate, excluding the debentures, was approximately 6.6% for 2006, compared to 5.1% for 2005.

OTHER MATTERS:

Shareholders' Equity:

Shareholders' equity increased to $184.6 million, or $6.40 per common share, at June 30, 2006, compared to $177.4 million, or $6.19 per common share, at December 31, 2005. This $0.21 per share increase in book value reflects year-to-date earnings, offset by the change in unrealized gains/losses in our investment portfolio as a result of rising interest rates. Book value, excluding unrealized gains/losses would be $6.61 per common share. The investment portfolio is invested 99.7% in investment grade fixed income securities. We continue to invest in securities with minimum credit risk and have the ability and intent to hold those securities to maturity.

At June 30, 2006, our debt-to-equity ratio was 36.8%, compared to 34.4% at December 31, 2005. Excluding the interest only, 30-year debentures, the debt-to-equity ratio would be 6.5% at June 30, 2006, compared to 2.8% at December 31, 2005.

Statutory Surplus:

Statutory surplus increased to $155.7 million at June 30, 2006, from $141.1 million at December 31, 2005. The increase in statutory surplus was primarily due to statutory net income and a decrease in our provision for reinsurance.

Income Taxes:

The effective federal tax rate for the six months ended June 30, 2006 was 30.1%, compared to 31.0% in 2005. Our effective tax rate differs from the 35% statutory rate, primarily due to a shift towards increasing investments in tax-exempt securities.

PRESS RELEASE                                                             PAGE 5


Full Year 2006 Earnings Expectations:

As previously announced, our outlook for the full year 2006 included an earnings target of $0.64-$0.68 per share. We are likely to exceed the top end of the range. Based upon the first six months of 2006, we have revised full year 2006 anticipated earnings to reflect an expected growth rate of approximately 15% to $0.68-$0.71 per share. This outlook includes the following targets: gross written premiums of $340.0 million to $350.0 million, gross commissions and fees of $90.0 million to $92.0 million, and a combined ratio between 97.0% and 98.0%.

ABOUT MEADOWBROOK INSURANCE GROUP

A leader in the alternative risk market, Meadowbrook is a program-based risk management company, specializing in alternative risk management solutions for agents, brokers, and small to medium-sized insureds. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol "MIG". For further information, please visit Meadowbrook's corporate web site at www.meadowbrook.com.

Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words "believes," "expects," "anticipates," "estimates," or similar expressions. Please refer to the Company's most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectibility of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

PRESS RELEASE                                                             PAGE 6


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                       UNAUDITED BALANCE SHEET INFORMATION

                                                JUNE 30,   DECEMBER 31,
(IN THOUSANDS, EXCEPT PER SHARE DATA)             2006         2005
                                                --------   ------------
BALANCE SHEET DATA
ASSETS
   Cash and invested assets                     $470,822     $460,233
   Premium & agents balances                      99,509       84,807
   Reinsurance recoverable                       206,648      202,581
   Deferred policy acquisition costs              25,877       26,371
   Prepaid reinsurance premiums                   23,518       24,588
   Goodwill                                       30,802       30,802
   Other assets                                   76,253       71,962
                                                --------     --------
TOTAL ASSETS                                    $933,429     $901,344
                                                ========     ========
LIABILITIES
   Loss and loss adjustment expense reserves    $484,569     $458,677
   Unearned premium reserves                     140,868      140,990
   Debt                                           11,900        7,000
   Debentures                                     55,930       55,930
   Other liabilities                              55,581       61,382
                                                --------     --------
TOTAL LIABILITIES                                748,848      723,979
STOCKHOLDERS' EQUITY
   Common stockholders' equity                   184,581      177,365
                                                --------     --------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY        $933,429     $901,344
                                                ========     ========
BOOK VALUE PER COMMON SHARE                     $   6.40     $   6.19
BOOK VALUE PER COMMON SHARE EXCLUDING
   UNREALIZED GAIN/LOSS ON AVAILABLE FOR SALE
   SECURITIES, NET OF DEFERRED TAXES            $   6.61     $   6.23

PRESS RELEASE                                                             PAGE 7


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION

                                                                 FOR THE QUARTER            FOR THE SIX MONTHS
                                                                  ENDED JUNE 30,              ENDED JUNE 30,
                                                            -------------------------   -------------------------
(IN THOUSANDS, EXCEPT SHARE & PER SHARE DATA)                   2006          2005          2006          2005
                                                            -----------   -----------   -----------   -----------
SUMMARY DATA
   Gross written premiums                                   $    74,261   $    75,959   $   163,271   $   166,951
   Net written premiums                                          59,205        61,288       128,586       130,278
REVENUES
   Net earned premiums                                      $    64,514   $    63,364   $   127,638   $   124,151
   Commissions and fees (net)                                    10,698         8,034        21,987        18,133
   Net investment income                                          5,380         4,477        10,619         8,568
   Net realized gains (losses)                                       25           104            18           (10)
                                                            -----------   -----------   -----------   -----------
      TOTAL REVENUES                                             80,617        75,979       160,262       150,842
EXPENSES
   Net losses & loss adjustment expenses (1)                     37,146        37,728        74,189        74,862
   Salaries & employee benefits                                  13,846        13,648        27,214        26,253
   Interest expense                                               1,499           806         2,887         1,579
   Policy acquisition and other underwriting expenses (1)        13,180        10,971        24,604        21,793
   Other administrative expenses                                  7,275         6,046        15,234        13,831
                                                            -----------   -----------   -----------   -----------
      TOTAL EXPENSES                                             72,946        69,199       144,128       138,318
INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS                    7,671         6,780        16,134        12,524
   Income tax expense                                             2,312         2,250         5,159         4,202
   Equity earnings of affiliates                                     16            50            25             1
                                                            -----------   -----------   -----------   -----------
NET INCOME                                                  $     5,375   $     4,580   $    11,000   $     8,323
                                                            ===========   ===========   ===========   ===========
NET OPERATING INCOME (2)                                    $     5,359   $     4,512   $    10,988   $     8,329
                                                            ===========   ===========   ===========   ===========
DILUTED EARNINGS PER COMMON SHARE
   Net income                                               $      0.18   $      0.16   $      0.37   $      0.28
   Net operating income                                     $      0.18   $      0.15   $      0.37   $      0.28
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING           29,571,925    29,443,933    29,579,217    29,419,606

GAAP RATIOS:
   Loss & LAE ratio                                                62.4%         64.4%         63.0%         65.0%
   Other underwriting expense ratio                                34.8%         32.7%         33.7%         33.2%
                                                            -----------   -----------   -----------   -----------
   GAAP combined ratio                                             97.2%         97.1%         96.7%         98.2%
                                                            ===========   ===========   ===========   ===========

(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The following supplemental information sets forth the intercompany fees, which are eliminated upon consolidation.

(2) While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

PRESS RELEASE                                                             PAGE 8


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                            SUPPLEMENTAL INFORMATION

                                                                          FOR THE QUARTER     FOR THE SIX MONTHS
                                                                           ENDED JUNE 30,       ENDED JUNE 30,
                                                                         -----------------   -------------------
(IN THOUSANDS)                                                             2006      2005      2006       2005
                                                                         -------   -------   --------   --------
UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
Net earned premiums ..................................................   $64,514   $63,364   $127,638   $124,151

Consolidated net loss and LAE (1) ....................................   $37,146   $37,728   $ 74,189   $ 74,862
Intercompany claim fees ..............................................     3,115     3,077      6,273      5,793
                                                                         -------   -------   --------   --------
Unconsolidated net loss and LAE ......................................   $40,261   $40,805   $ 80,462   $ 80,655
                                                                         =======   =======   ========   ========
   GAAP loss and LAE ratio ...........................................      62.4%     64.4%      63.0%      65.0%

Consolidated policy acquisition and other underwriting expenses (1) ..   $13,180   $10,971   $ 24,604   $ 21,793
Intercompany administrative and other underwriting fees ..............     9,291     9,772     18,408     19,428
                                                                         -------   -------   --------   --------
Unconsolidated policy acquisition and other underwriting expenses ....   $22,471   $20,743   $ 43,012   $ 41,221
                                                                         =======   =======   ========   ========
   GAAP other underwriting expense ratio .............................      34.8%     32.7%      33.7%      33.2%

GAAP combined ratio ..................................................      97.2%     97.1%      96.7%      98.2%

                                                                           2006      2005      2006       2005
                                                                         -------   -------   --------   --------
UNCONSOLIDATED GAAP DATA - GROSS COMMISSIONS AND FEES:

Managed programs:
   Management fees ...................................................   $ 5,090   $ 4,100   $  9,621   $  8,296
   Claims fees .......................................................     2,351     1,766      4,451      3,518
   Loss control fees .................................................       593       555      1,131      1,128
   Reinsurance brokerage .............................................       143        94        561        439
                                                                         -------   -------   --------   --------
Total managed programs ...............................................     8,177     6,515     15,764     13,381
Agency commissions ...................................................     2,878     1,982      7,139      5,942
Intersegment revenue .................................................      (357)     (463)      (916)    (1,190)
                                                                         -------   -------   --------   --------
Net commissions and fees .............................................    10,698     8,034     21,987     18,133
Intercompany commissions and fees ....................................    12,406    12,849     24,681     25,221
                                                                         -------   -------   --------   --------
Gross commissions and fees ...........................................   $23,104   $20,883   $ 46,668   $ 43,354
                                                                         =======   =======   ========   ========

(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

PRESS RELEASE                                                             PAGE 9


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION

(IN THOUSANDS, EXCEPT
SHARE & PER SHARE DATA)                      2003A        2004A        Q105A        Q205A        Q305A
                                          -----------  -----------  -----------  -----------  -----------
SUMMARY DATA
   Gross written premiums                 $   253,280  $   313,493  $    90,992  $    75,959  $    86,075
   Net written premiums                       189,827      233,961       68,990       61,288       67,420

INCOME STATEMENT

REVENUES
   Net earned premiums                    $   151,205  $   214,493  $    60,787  $    63,364  $    63,205
   Commissions and fees (net)                  45,291       40,535       10,099        8,034        9,200
   Net investment income                       13,484       14,911        4,091        4,477        4,591
   Net realized gains (losses)                    823          339         (114)         104           41
                                          -----------  -----------  -----------  -----------  -----------
      TOTAL REVENUES                          210,803      270,278       74,863       75,979       77,037

EXPENSES
   Net losses & loss adjustment expenses       98,472      135,938       37,134       37,728       38,469
   Policy acquisition and other
      underwriting expenses                    23,606       33,424       10,822       10,971       11,947
   Other administrative expenses               23,232       25,964        7,785        6,046        6,037
   Salaries & employee benefits                48,238       52,297       12,605       13,648       12,913
   Interest expense                               977        2,281          773          806          948
                                          -----------  -----------  -----------  -----------  -----------
      TOTAL EXPENSES                          194,525      249,904       69,119       69,199       70,314

INCOME BEFORE TAXES AND EQUITY EARNINGS        16,278       20,374        5,744        6,780        6,723
   Income tax expense                           6,182        6,352        1,952        2,250        2,048
   Equity earnings of affiliates                    3           39          (49)          50          (13)
                                          -----------  -----------  -----------  -----------  -----------
NET INCOME                                $    10,099  $    14,061  $     3,743  $     4,580  $     4,662

   Net realized capital gain (loss),
      net of tax                                  543          224          (74)          68           27
                                          -----------  -----------  -----------  -----------  -----------
OPERATING INCOME                          $     9,556  $    13,837  $     3,817  $     4,512  $     4,635
                                          ===========  ===========  ===========  ===========  ===========
   Weighted average common
      shares outstanding                   29,268,799   29,420,508   29,481,870   29,443,933   29,269,638
   Shares O/S at end of the period         29,022,435   29,074,832   29,017,682   29,172,892   28,759,282
PER SHARE DATA (DILUTED)
   Net income                             $      0.35  $      0.48  $      0.13  $      0.16  $      0.16
   Net realized gain (loss), net of tax   $      0.02  $      0.01  $        --  $      0.01  $        --
   Operating income                       $      0.33  $      0.47  $      0.13  $      0.15  $      0.16
                                          -----------  -----------  -----------  -----------  -----------
OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio                            70.1%        67.9%        65.6%        64.4%        65.5%
GAAP Expense ratio                               34.3%        33.5%        33.7%        32.7%        34.3%
                                          -----------  -----------  -----------  -----------  -----------
GAAP COMBINED RATIO                             104.4%       101.4%        99.3%        97.1%        99.8%
                                          ===========  ===========  ===========  ===========  ===========
UNCONSOLIDATED GAAP DATA -
   RATIO CALCULATION TABLE:
Net earned premiums                       $   151,205  $   214,493  $    60,787  $    63,364  $    63,205

Consolidated net loss and LAE             $    98,472  $   135,938  $    37,134  $    37,728  $    38,469
Intercompany claim fees                         7,514        9,691        2,716        3,077        2,944
                                          -----------  -----------  -----------  -----------  -----------
Unconsolidated net loss and LAE           $   105,986  $   145,629  $    39,850  $    40,805  $    41,413
                                          ===========  ===========  ===========  ===========  ===========
   GAAP NET LOSS AND LAE RATIO                   70.1%        67.9%        65.6%        64.4%        65.5%
Consolidated Policy acquisition
   and other underwriting expenses        $    23,606  $    33,424  $    10,822  $    10,971  $    11,947
Intercompany administrative and
   other underwriting fees                     28,296       38,359        9,656        9,772        9,743
                                          -----------  -----------  -----------  -----------  -----------
Unconsolidated policy acquisition
   and other underwriting expenses        $    51,902  $    71,783  $    20,478  $    20,743  $    21,690
                                          ===========  ===========  ===========  ===========  ===========
   GAAP EXPENSE RATIO                            34.3%        33.5%        33.7%        32.7%        34.3%
GAAP COMBINED RATIO                             104.4%       101.4%        99.3%        97.1%        99.8%
                                          -----------  -----------  -----------  -----------  -----------
UNCONSOLIDATED COMMISSIONS & FEES
   Managed programs:
      Management fees                     $    18,751  $    16,253  $     4,196  $     4,100  $     4,328
      Claims fees                              14,756       13,207        1,752        1,766        1,799
      Loss control fees                         2,303        2,174          573          555          611
      Reinsurance brokerage                       308          420          345           94          124
                                          -----------  -----------  -----------  -----------  -----------
   Total managed programs                      36,118       32,054        6,866        6,515        6,862
   Agency commissions                           9,378        9,805        3,960        1,982        2,917
   Intersegment commissions and fees             (205)      (1,324)        (727)        (463)        (579)
                                          -----------  -----------  -----------  -----------  -----------
   Net Commissions and fees                    45,291       40,535       10,099        8,034        9,200
   Intercompany commissions and fees           35,810       48,050       12,372       12,849       12,687
                                                       -----------  -----------  -----------  -----------
   Gross commissions and fees             $    81,101  $    88,585  $    22,471  $    20,883  $    21,887
                                          ===========  ===========  ===========  ===========  ===========

                                             Q405A        2005A        Q106A        Q206A
                                          -----------  -----------  -----------  -----------
SUMMARY DATA
   Gross written premiums                 $    79,183  $   332,209  $    89,010  $    74,261
   Net written premiums                        60,436      258,134       69,381       59,205

INCOME STATEMENT

REVENUES
   Net earned premiums                    $    62,603  $   249,959  $    63,124  $    64,514
   Commissions and fees (net)                   8,583       35,916       11,289       10,698
   Net investment income                        4,816       17,975        5,239        5,380
   Net realized gains (losses)                    136          167           (7)          25
                                          -----------  -----------  -----------  -----------
      TOTAL REVENUES                           76,138      304,017       79,645       80,617

EXPENSES
   Net losses & loss adjustment expenses       38,211      151,542       37,043       37,146
   Policy acquisition and other
      underwriting expenses                    10,699       44,439       11,424       13,180
   Other administrative expenses                7,315       27,183        7,959        7,275
   Salaries & employee benefits                12,165       51,331       13,368       13,846
   Interest expense                             1,329        3,856        1,388        1,499
                                          -----------  -----------  -----------  -----------
      TOTAL EXPENSES                           69,719      278,351       71,182       72,946

INCOME BEFORE TAXES AND EQUITY EARNINGS         6,419       25,666        8,463        7,671
   Income tax expense                           1,507        7,757        2,847        2,312
   Equity earnings of affiliates                   13            1            9           16
                                          -----------  -----------  -----------  -----------
NET INCOME                                $     4,925  $    17,910  $     5,625  $     5,375

   Net realized capital gain (loss),
      net of tax                                   88          109           (4)          16
                                          -----------  -----------  -----------  -----------
OPERATING INCOME                          $     4,837  $    17,801  $     5,629  $     5,359
                                          ===========  ===========  ===========  ===========
   Weighted average common
      shares outstanding                   29,406,994   29,653,067   29,452,693   29,571,925
   Shares O/S at end of the period         28,672,009   28,672,009   28,814,544   28,833,616
PER SHARE DATA (DILUTED)
   Net income                             $      0.17  $      0.60  $      0.19  $      0.18
   Net realized gain (loss), net of tax   $      0.01  $        --  $        --  $        --
   Operating income                       $      0.16  $      0.60  $      0.19  $      0.18
                                          -----------  -----------  -----------  -----------
OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio                            65.5%        65.2%        63.7%        62.4%
GAAP Expense ratio                               33.2%        33.5%        32.5%        34.8%
                                          -----------  -----------  -----------  -----------
GAAP COMBINED RATIO                              98.7%        98.7%        96.2%        97.2%
                                          ===========  ===========  ===========  ===========
UNCONSOLIDATED GAAP DATA -
   RATIO CALCULATION TABLE:
Net earned premiums                       $    62,603  $   249,959  $    63,124  $    64,514

Consolidated net loss and LAE             $    38,211  $   151,542  $    37,043  $    37,146
Intercompany claim fees                         2,786       11,523        3,158        3,115
                                          -----------  -----------  -----------  -----------
Unconsolidated net loss and LAE           $    40,997  $   163,065  $    40,201  $    40,261
                                          ===========  ===========  ===========  ===========
   GAAP NET LOSS AND LAE RATIO                   65.5%        65.2%        63.7%        62.4%
Consolidated Policy acquisition
   and other underwriting expenses        $    10,699  $    44,439  $    11,424  $    13,180
Intercompany administrative and
   other underwriting fees                     10,060       39,231        9,117        9,291
                                          -----------  -----------  -----------  -----------
Unconsolidated policy acquisition
   and other underwriting expenses        $    20,759  $    83,670  $    20,541  $    22,471
                                          ===========  ===========  ===========  ===========
   GAAP EXPENSE RATIO                            33.2%        33.5%        32.5%        34.8%
GAAP COMBINED RATIO                              98.7%        98.7%        96.2%        97.2%
                                          -----------  -----------  -----------  -----------
UNCONSOLIDATED COMMISSIONS & FEES
   Managed programs:
      Management fees                     $     4,117  $    16,741  $     4,531  $     5,090
      Claims fees                               1,796        7,113        2,100        2,351
      Loss control fees                           521        2,260          538          593
      Reinsurance brokerage                        97          660          418          143
                                          -----------  -----------  -----------  -----------
   Total managed programs                       6,531       26,774        7,587        8,177
   Agency commissions                           2,445       11,304        4,261        2,878
   Intersegment commissions and fees             (393)      (2,162)        (559)        (357)
                                          -----------  -----------  -----------  -----------
   Net Commissions and fees                     8,583       35,916       11,289       10,698
   Intercompany commissions and fees           12,846       50,754       12,275       12,406
                                          -----------  -----------  -----------  -----------
   Gross commissions and fees             $    21,429  $    86,670  $    23,564  $    23,104
                                          ===========  ===========  ===========  ===========